As filed with the Securities and Exchange Commission on February 28, 2012

Registration No. 333-151942

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POTASH CORPORATION OF SASKATCHEWAN INC.

(Exact name of registrant as specified in its charter)

Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 – 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address, including zip code, of Principal Executive Offices)

The PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees

(Full title of the plan)

William J. Doyle

Potash Corporation of Saskatchewan Inc.

122 – 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Names and address of agent for service)

(306) 933-8500

(Telephone number, including area code, of agent for service)

Copy to:

Timothy J. Melton

Joel T. May

Jones Day

77 West Wacker

Chicago, Illinois 60601

(312) 782-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

The Registrant filed a Registration Statement on Form S-8 on June 26, 2008 (SEC File No. 333-151942) to register, under the Securities Act, Common Shares of the Registrant issuable under the PCS White Springs Agricultural Chemicals, Inc. Savings and Investment Plan for Collective Bargaining Employees and the PCS Nitrogen 401(k) Savings Plan.

Effective as of December 31, 2011, the PCS Nitrogen 401(k) Savings Plan has been merged with and into the PCS White Springs Agricultural Chemicals, Inc. Savings and Investment Plan for Collective Bargaining Employees, and the merged plan has been renamed the PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees (as amended and restated from time to time, the “Merged Plan” or the “Plan”). This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (SEC File No. 333-151942) is being filed to reflect the merger and to include the restated Merged Plan as an exhibit to the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on February 27, 2012.

(b)	The description of the Registrant’s Common Shares contained in the Registrant’s Current Report on Form 8-K filed with the Commission on December 21, 2001.

In addition, all of the Registrant’s reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 124 of the Canada Business Corporations Act authorizes corporations to indemnify past and present directors, officers and certain other individuals for liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) if such individual acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if such individual had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

Section 11(4) of the Registrant’s bylaws provides that the Registrant shall indemnify directors and officers to the extent required or permitted by law.

The Registrant has entered into agreements with its directors and officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) the Registrant or (ii) an organization of which the Registrant is a shareholder or creditor if the Indemnitee serves such organization at the request of the Registrant.

The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

See Exhibit Index.

In lieu of filing an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Act of 1974, as amended, or an Internal Revenue Service (“IRS”) determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, as amended, the Registrant hereby undertakes to submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Saskatchewan, on the 28th day of February, 2012.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph A. Podwika
Joseph A. Podwika Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, Illinois, on the 28th day of February, 2012.

PCS U.S. EMPLOYEES’ SAVINGS PLAN FOR COLLECTIVELY BARGAINED EMPLOYEES

By:	/s/ David R. Haverick
David R. Haverick Senior Director, Corporate Benefits and HR Finance PCS Administration (USA), Inc., as Plan Administrator

Pursuant to the requirements of the Securities Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, on the dates indicated below.

Signature	Title	Date

* Dallas J. Howe	Chair of the Board	February 28, 2012

* Wayne R. Brownlee	Executive Vice President, Treasurer and Chief Financial Officer (Principal financial and accounting officer)	February 28, 2012

* William J. Doyle	President and Chief Executive Officer (Principal executive officer)	February 28, 2012

* John W. Estey	Director	February 28, 2012

* C. Steven Hoffman	Director	February 28, 2012

* Alice D. Laberge	Director	February 28, 2012

* Keith G. Martell	Director	February 28, 2012

* Jeffrey J. McCaig	Director	February 28, 2012

* Mary Mogford	Director	February 28, 2012

* Paul J. Schoenhals	Director	February 28, 2012

* E. Robert Stromberg, Q.C.	Director	February 28, 2012

* Elena Viyella de Paliza	Director	February 28, 2012

PCS Administration (USA), Inc.

/s/ Joseph A. Podwika Joseph A. Podwika	Authorized Representative in the United States	February 28, 2012

* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to this Registration Statement on Form S-8 pursuant to the Power of Attorney executed by the above-named directors of the Registrant and filed with the Securities and Exchange Commission on behalf of such directors.

By:	/s/ Joseph A. Podwika
Joseph A. Podwika
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees

23.1	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (incorporated by reference as Exhibit 24.1 to the Registrant’s Form S-8 filed June 26, 2008)